                                                                    Exhibit 25.1



================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

         180 East Fifth Street
          St. Paul, Minnesota                                55101
 (Address of principal executive offices)                  (Zip Code)

                                Richard Prokosch
                         U.S. Bank National Association
                              180 East Fifth Street
                               St. Paul, MN 55101
                                 (651) 244-0721
            (Name, address and telephone number of agent for service)

                              INTERMET CORPORATION
                     (Issuer with respect to the Securities)

                Georgia                                58-1563873
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

         5445 Corporate Drive
            Troy, Michigan                             48098-2583
(Address of Principal Executive Offices)               (Zip Code)


                          9-3/4% SENIOR NOTES DUE 2009
                   GUARANTEES OF 9-3/4% SENIOR NOTES DUE 2009
                       (TITLE OF THE INDENTURE SECURITIES)

================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS

                                                                                   PRIMARY STANDARD
                                                                                     INDUSTRIAL
                                         STATE/COUNTRY        I.R.S. EMPLOYER      CLASSIFICATION
NAME                                    OF INCORPORATION     IDENTIFICATION NO.         CODE
----                                    ----------------     ------------------   ------------------

Lynchburg Foundry Company                   Virginia             31-0831755              3320
Northern Castings Corporation               Georgia              58-1673693              3320
Ironton Iron, Inc.                          Ohio                 31-1117407              3320
Intermet U.S. Holding, Inc.                 Delaware             02-0615089              3320 and 3590
Columbus Foundry, L.P.                      Delaware             58-2355182              3320
SUDM, Inc.                                  Michigan             38-3375067              6719
Alexander City Casting Company, Inc.        Alabama              63-1156801              3360
Tool Products, Inc.                         Delaware             38-3442203              3360
Sudbury, Inc.                               Delaware             34-1546292              6719
Cast-Matic Corporation                      Michigan             38-1942573              3360
Frisby P.M.C. Incorporated                  Illinois             36-3760275              3590
Wagner Castings Company                     Delaware             37-0775929              3320
Wagner Havana, Inc.                         Delaware             37-1253015              3320
Diversified Diemakers, Inc.                 Delaware             39-1953911              3360
Ganton Technologies, Inc.                   Illinois             36-3441176              3360

--------------------------------------------------------------------------------

The address of each of the additional registrants is 5445 Corporate Drive, Troy, Michigan 48098-2583.

                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

            a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency
                        Washington, D.C.

            b)    Whether it is authorized to exercise corporate trust powers.

                        Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None

ITEMS 3-15. Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

            1. A copy of the Articles of Association of the Trustee.*

            2. A copy of the certificate of authority of the Trustee to commence business.*

            3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

            4. A copy of the existing bylaws of the Trustee.*

            5. A copy of each Indenture referred to in Item 4. Not applicable.

            6. The consent of the Trustee required by Section 321(b) of the
               Trust Indenture Act of 1939, attached as Exhibit 6.

            7. Report of Condition of the Trustee as of December 31, 2001,
               published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

      * Incorporated by reference to Registration Number 333-67188.

                                      NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 2nd day of July, 2002.

                                   U.S. BANK NATIONAL ASSOCIATION

                                   By:   /s/ Richard Prokosch
                                         ----------------------------
                                         Richard Prokosch
                                         Vice President

By: /s/ Julie Eddington
    ------------------------------
    Julie Eddington
    Assistant Vice President

                                    EXHIBIT 6

                                     CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 2, 2002


                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: /s/ Richard Prokosch
                                          -----------------------------
                                          Richard Prokosch
                                          Vice President

By: /s/ Julie Eddington
    ----------------------------
    Julie Eddington
    Assistant Vice President

                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 3/31/2002
                                    ($000'S)

                                                                   3/31/2002
                                                                 ------------

ASSETS
   Cash and Due From Depository Institutions                     $  6,610,097
   Federal Reserve Stock                                                    0
   Securities                                                      24,432,814
   Federal Funds                                                    1,509,430
   Loans & Lease Financing Receivables                            112,081,360
   Fixed Assets                                                     1,414,464
   Intangible Assets                                                8,269,267
   Other Assets                                                     6,637,699
                                                                 ------------
      TOTAL ASSETS                                               $160,955,131

LIABILITIES
   Deposits                                                      $107,406,480
   Fed Funds                                                        6,981,749
   Treasury Demand Notes                                                    0
   Trading Liabilities                                                120,375
   Other Borrowed Money                                            18,019,329
   Acceptances                                                        185,399
   Subordinated Notes and Debentures                                5,104,491
   Other Liabilities                                                3,878,626
                                                                 ------------
   TOTAL LIABILITIES                                             $141,696,449

EQUITY
   Minority Interest in Subsidiaries                             $    985,901
   Common and Preferred Stock                                          18,200
   Surplus                                                         11,278,504
   Undivided Profits                                                6,976,077
                                                                 ------------
      TOTAL EQUITY CAPITAL                                       $ 19,258,682

TOTAL LIABILITIES AND EQUITY CAPITAL                             $160,955,131

--------------------------------------------------------------------------------
To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Richard Prokosch
     -------------------------
     Vice President

Date: July 2, 2002